AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY
AGREEMENT OF INLAND-SAU RETAIL FUND, L.L.C.

This Amendment No. 1 (the “Amendment”) to the Limited Liability Company Agreement of Inland-SAU Retail Fund, L.L.C. (the “Company”) dated May 13, 2005 (the “Agreement”) is made and entered into this ___ day of ________, 2006 (the “Amendment Effective Date”) by and among the following Persons:  Inland Retail Real Estate Limited Partnership, an Illinois limited partnership (“Inland”), Special Account-U, L.P., a Delaware limited partnership (“SAU”), by and through its designated advisor, Henderson Global Investors (North America) Inc. (“Henderson”), and Inland Southeast Retail Real Estate Manager, L.L.C., a Delaware limited liability company (“Manager”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Members entered into the Agreement in order to provide for the operation, management and governance of the Company; and

WHEREAS, the Members now desire to modify certain terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree to amend the Agreement as follows:

1.

Section 5.1(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(b)

SAU Additional Capital Commitments.  SAU hereby increases its Capital Commitment by an additional $50 million (the “SAU Additional Capital Commitment”), for an aggregate Capital Commitment by SAU of $150 million.”

2.

Section 5.1(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(c)

Inland Additional Capital Commitments.  Inland hereby increases its Capital Commitment by an additional $12.5 million (the “Inland Additional Capital Commitment,” and together with the SAU Additional Capital Commitment, the “Additional Capital Commitments”), for an aggregate Capital Commitment by Inland of $37.5 million.”

3.

Section 5.2 of the Agreement is amended to include a new subparagraphs (h) and (i) as follows:

“(h)

Optional Advance by Inland.  In the event that SAU fails to make any Capital Contribution within the time period prescribed in Section 5.2(g) and Inland has made its corresponding Capital Contribution, then notwithstanding anything to the contrary elsewhere in this Agreement and without waiving any rights that Inland may have under other provisions of this Agreement or otherwise, Inland may elect in its sole discretion to make a short term loan to the Company in the amount of SAU’s Capital Contribution on SAU’s behalf (an “Optional Contribution”).  In the event that Inland so elects to make SAU’s Capital Contribution to the Company, the Company shall issue a demand promissory note to Inland in a principal amount equal to the Optional Contribution plus all costs of funds incurred by Inland in connection with making the Optional Contribution, including without limitation interest accrued during the time period between Inland’s receipt of funds from its funding source for purposes of assuring the availability of the Optional Contribution and the date upon which the funding source will accept repayment.

(i)

Allocation of Initial Capital Commitments and Additional Capital Commitments.  If at any time hereafter a Capital Call is made pursuant to this Section, and based upon the amount requested in the Capital Call and the aggregate amount of Initial Capital Commitments which have previously been contributed by the parties to the Company, the entirety of the Capital Call can only be fulfilled by contributions of amounts from both the Initial Capital Commitments and Additional Capital Commitments hereunder, then, if a majority of the amount contributed pursuant to the Capital Call is from Initial Capital Commitments, the entire contributed amount (including any funds provided from the Additional Capital Commitments) shall be deemed to constitute a contribution from Initial Capital Commitments for all purposes under this Agreement, or if a majority of the amount contributed pursuant to the Capital Call is from Additional Capital Commitments, then the entire contributed amount (including any funds provided from the Initial Capital Commitments) shall be deemed to constitute a contribution from Additional Capital Commitments for all purposes under this Agreement.  If the amount of the Initial Capital Commitments and Additional Capital Commitments to be contributed are equal, all such contributed amounts shall be deemed to be made from Additional Capital Commitments.  For example, if a Capital Call is made for $100, and $20 of aggregate Initial Capital Commitments remain uncontributed, then the Members shall contribute $20 from Initial Capital Commitments and $80 from Additional Capital Contributions, and because the majority of the contribution is made from Additional Capital Commitments, the entire contribution shall be deemed to constitute a contribution from Additional Capital Commitments pursuant to the Agreement.”

4.

The following sentence is added to the end of Section 6.1 (a):

“When not referred to herein collectively as the Properties, Properties which are acquired with Capital Contributions from the Initial Capital Commitments shall be referred to herein as the “Initial Properties” or an “Initial Property”, and Properties which are acquired with Capital Contributions from the Additional Capital Commitments shall be referred to herein as the “Additional Properties” or as an “Additional Property”.

5.

Section 6.3(a) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(a)

Property Senior Financing.  Upon or near the acquisition date for any Property acquired by the Company or at any time thereafter, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse debt financing from a third party institutional lender or lenders for the total acquisition costs of each Property acquired by the Company or the total acquisition costs of all of the Properties acquired by the Company, in an amount which is no greater than 60% or 65% of such costs, as set forth in the Investment Guidelines in Exhibit 3-A to the Agreement, as determined by the Executive Committee (the “Property Senior Financing”).”

6.

Section 7.4 of the Agreement is hereby deleted in its entirety and replaced by the following:

“7.4

Distributions of Cash Flow.

(a)

Definitions.  The following terms shall have the meanings ascribed to them below.

“Expenses”.  For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any Annual Plan approved pursuant to this Agreement or otherwise in connection with the business of the Company or its Subsidiaries, including, without limitation:

(A)

expenses, costs and charges in connection with the acquisition, ownership, operation, management or leasing of all or any portion of any Property;

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(B)

expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company;

(C)

payments of all outstanding principal and interest due with respect to and Senior Property Financings and Company Loans, if any;

(D)

all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Company or any Property;

(E)

utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Property;

(F)

management fees, asset management fees and other fees and reimbursements payable to the Property Manager pursuant to the Property Management Agreement;

(G)

expenditures required to be made in connection with any lease covering space in or at any Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Company (or any Subsidiary) assuming a tenant’s lease obligations with respect to other real property and costs incurred in connection with the Company’s (or any Subsidiary’s) exercise of a right, or entering into an agreement, to “takeback” space in any Property;

(H)

the net increase, if any, in the Reserves during such period of time;

(I)

the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Company in accordance with the terms hereof; and

(J)

all other customary and necessary direct out-of-pocket costs and expenses of the Company reasonably incurred in accordance with this Agreement;

provided, however, all Expenses, including but not limited to those generally related to the expenses, costs and charges of the Company, shall be allocated in whole or in part to either the Initial Properties or the Additional Properties as reasonably determined by the Manager.

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(i)

all noncash items such as depreciation;

(ii)

Distributions;

(iii)

all payments, deposits, expenses and reserves deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow from Initial Properties or the Net Extraordinary Cash Flow from Additional Properties (as such terms are defined below);

(iv)

any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves; and

(v)

expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Company has Reserves available to pay such expenditures; (y) the Company has obtained a credit facility which is available to pay such expenditures; or (z) the Members agreed, prior to acquiring the Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

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“Expenses from Additional Properties”. Expenses relating to the Additional Properties or reasonably allocated to the Additional Properties by the Manager.

“Expenses from Initial Properties”. Expenses relating to the Initial Properties or reasonably allocated to the Initial Properties by the Manager.

“Major Capital Event”.  Any transaction with respect to any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), receipts of insurance proceeds (other than rent or insurance proceeds) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), borrowings, and other transfers or dispositions of all or a significant part of (i) any Property or (ii) the aggregate assets of the Company.

“Net Extraordinary Cash Flow from Additional Properties”.  The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event relating to an Additional Property (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event reasonably allocated by the Manager to such Additional Property, including, without limitation, any payment made in respect of any indebtedness encumbering the Additional Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any.

“Net Extraordinary Cash Flow from Initial Properties”.  The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event relating to an Initial Property (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event reasonably allocated by the Manager to such Initial Property, including, without limitation, any payment made in respect of any indebtedness encumbering the Initial Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any.

“Net Extraordinary Cash Flow”.  The sum of Net Extraordinary Cash Flow from Additional Properties and Net Extraordinary Cash Flow from Initial Properties.

“Net Ordinary Cash Flow”.  The sum of Net Ordinary Cash Flow from Additional Properties and Net Ordinary Cash Flow from Initial Properties.

“Net Ordinary Cash Flow from Additional Properties”.  For any given period of time, the Receipts from Additional Properties for such period of time minus the Expenses from Additional Properties for such period of time.

“Net Ordinary Cash Flow from Initial Properties”.  For any given period of time, the Receipts from Initial Properties for such period of time minus the Expenses from Initial Properties for such period of time.

“Receipts”.  For any given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Company from or in respect of all of the Properties or other property of the Company during such period, including, without limitation:

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(A)

all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Properties;

(B)

proceeds of rent insurance and business interruption insurance;

(C)

all utility or other deposits owned by and returned to the Company;

(D)

interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(E)

interest, if any, earned and available to the Company on any Reserves or other Company funds, or on any escrow or other funds deposited by the Company with others;

(F)

the amount of any net reduction of Reserves other than to pay Expenses; and

(G)

revenue received by the Company from any other source;

provided, however, all Receipts shall be allocated in whole or in part to either the Initial Properties or the Additional Properties as reasonably determined by the Manager.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Members pursuant to this Agreement, (x) each tenant’s security deposit and interest thereon, if any, as long as the Company has a contingent legal obligation to return that deposit or such interest thereon, and (y) amounts arising from a Major Capital Event.

“Receipts from Additional Properties”. Receipts relating to the Additional Properties or reasonably allocated the Additional Properties by the Manager.

“Receipts from Initial Properties”. Receipts relating to the Initial Properties or reasonably allocated the Initial Properties by the Manager.

“Reserves”.  The amounts of reserved cash set forth in an Annual Plan, or otherwise reasonably determined from time to time or at any time by the Executive Committee to be necessary or advisable, or as required by any secured lender to the Company pursuant to any Financing (“Secured Lender”), for (i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Company; (ii) management, operation, improvement, maintenance, replacement or preservation of any Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Company; and (iv) increases in working capital and other contingencies.

“Unreturned Capital” shall consist of the aggregate of a Member’s Capital Contributions hereunder from Initial Capital Commitments and Additional Capital Commitments, less any returns to a Member of such Member’s Capital Contributions from Initial Capital Commitments or Additional Capital Commitments by way of distributions under paragraph 7.4(c)(i) or (ii).

“Unreturned Capital from Initial Capital Commitments” shall consist of a Member’s Capital Contributions hereunder from Initial Capital Commitments, less any returns to a Member of such Member’s Capital Contributions from Initial Capital Commitments by way of distributions under paragraph 7.4(c)(i).

“Unreturned Capital from Additional Capital Commitments” shall consist of a Member’s Capital Contributions hereunder from Additional Capital Commitments, less any returns to a Member of such Member’s Capital Contributions from Additional Capital Commitments by way of distributions under paragraph 7.4(c)(ii).

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(b)

Distribution of Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be distributed on a monthly basis within fifteen (15) days after the end of the month for which Net Ordinary Cash Flow is being determined and distributed to the Members according to their Percentage Interests, unless the Members unanimously agree to the contrary.

(c)

Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall be distributed as follows:

(i)

Distributions of Net Extraordinary Cash Flow from Initial Properties.  Within 10 days of a Major Capital Event as to an Initial Property, Net Extraordinary Cash Flow from Initial Properties shall be distributed in the following rank and order:

(A)

First, to and among the Members in an amount equal to each Member’s Unreturned Capital from Initial Capital Commitments with respect to all Initial Properties; provided, however, if there is insufficient Net Extraordinary Cash Flow from Initial Properties available for distribution to pay all Members’ Unreturned Capital from Initial Capital Commitments, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member’s Unreturned Capital from Initial Capital Commitments bears to the aggregate Unreturned Capital from Initial Capital Commitments of all of the Members; and

(B)

Second, if the IRR of the Members (as determined in Section 7.4(d)) with respect to the Initial Properties is less than 11%: to and among the Members according to their Percentage Interests; and

(C)

Third, if the IRR of the Members with respect to the Initial Properties is at least 11% but not more than 13%: 5% of the amount of Net Extraordinary Cash Flow from an Initial Properties to Inland as an Incentive Distribution (as defined in Section 7.4(d)) and the balance to and among the Members according to their Percentage Interests; and

(D)

Fourth, if the IRR of the Members is greater than 13% with respect to the Initial Properties: 25% of the amount of Net Extraordinary Cash Flow from an Initial Properties to Inland as an Incentive Distribution and the balance to and among the Members according to their Percentage Interests.

(ii)

Distributions of Net Extraordinary Cash Flow from Additional Properties.  Within 10 days of a Major Capital Event as to an Additional Property, Net Extraordinary Cash Flow from Additional Properties shall be distributed in the following rank and order:

(A)

First, to and among the Members in an amount equal to each Member’s Unreturned Capital from Additional Capital Commitments with respect to all Additional Properties; provided, however, if there is insufficient Net Extraordinary Cash Flow from Additional Properties available for distribution to pay all Members’ Unreturned Capital from Additional Capital Commitments, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member’s Unreturned Capital from Additional Capital Commitments bears to the aggregate Unreturned Capital from Additional Capital Commitments of all of the Members; and

(B)

Second, if the IRR of the Members (as determined in Section 7.4(d)) with respect to the Additional Properties is less than 8%: to and among the Members according to their Percentage Interests; and

(C)

Third, if the IRR of the Members with respect to the Additional Properties is at least 8% but not more than 10%: 5% of the amount of Net Extraordinary Cash Flow from an Additional Properties to Inland as an Incentive Distribution (as defined in Section 7.4(d)) and the balance to and among the Members according to their Percentage Interests; and

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(D)

Fourth, if the IRR of the Members is greater than 10% with respect to the Additional Properties: 25% of the amount of Net Extraordinary Cash Flow from an Additional Properties to Inland as an Incentive Distribution and the balance to and among the Members according to their Percentage Interests.

(d)

Incentive Distributions.

(i)

Initial Properties.  Within 10 days after a Major Capital Event as to an Initial Property by the Company (or one of its Subsidiaries), and the determination of the amount of Net Extraordinary Cash Flow from such Initial Property which is distributable to each Member with respect to such Property, the Manager shall cause each Member’s cumulative internal rate of return (“IRR”) as to Initial Properties to be calculated taking into account the amount and timing of all Capital Contributions with respect to the Initial Properties, and all distributions made hereunder with respect to the Initial Properties prior to such Major Capital Event in accordance with EXHIBIT 7-A attached.  Inland shall be entitled to an incentive distribution (the “Initial Property Incentive Distribution“) set forth below depending upon the IRR of the Members and as reflected in Section 7.4(c)(i)(C) and (D):

Members’

Internal Rate of Return (“IRR”) applicable to Properties Purchased Using Capital Contributions made pursuant to Initial Capital Commitments

(The calculation of the IRR shall take into account the amount and timing of all Capital Contributions of and distributions to Members with respect to Initial Properties and shall be determined in accordance with the rules contained in EXHIBIT 7-A.)

Initial Property Incentive Distribution to Inland
After the IRR is 11% and until the IRR is 13%	5%
After the IRR is greater than 13%	25%

By way of example, suppose (i) the net proceeds from the sale of a Property that was purchased using Capital Contributions made pursuant to Initial Capital Commitments and owned by the Company are $200, (ii) there are no Company Loans and no Default Contributions have been made, (iii) the Members’ Unreturned Capital from Initial Capital Commitments is $70 which will be distributed pursuant to Section 7.4(c)(i)(A), and (iv) after an additional $30 is distributed to the Members under Section 7.4(c)(i)(B), each Member will have achieved a cumulative IRR as to all Initial Properties of greater than 11%, but less than 13%.  Then, the next $100 would be distributed as follows: $5 would be distributed to Inland as an Initial Property Incentive Distribution, and the remaining $95 would be distributed $76 to SAU and $19 to Inland in accordance with their respective Percentage Interests.  (See EXHIBIT 7-B).  For purposes of determining whether the IRR has been met hereunder, no Member shall be deemed to have received the amount of the Initial Property Incentive Distributions paid to Inland hereunder.  No amount paid by the Company to Inland as Initial Property Incentive Distribution is intended to constitute a fee or other remuneration for services.

(ii)

Additional Properties.  Within 10 days after a Major Capital Event as to an Additional Property by the Company (or one of its Subsidiaries), and the determination of the amount of Net Extraordinary Cash Flow from such Additional Property which is distributable to each Member with respect to such Property, the Manager shall cause each Member’s cumulative IRR as to the Additional Properties to be calculated taking into account the amount and timing of all Capital Contributions with respect to the Additional Properties, and all distributions made hereunder with respect to the Additional Properties prior to such Major Capital Event in accordance with EXHIBIT 7-A attached.  Inland shall be entitled to an incentive distribution (the “Additional Property Incentive Distribution“, and collectively with the Initial Property Incentive Distribution, the “Incentive Distribution”) set forth below depending upon the IRR of the Members and as reflected in Section 7.4(c)(ii)(C) and (D):

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Members’ Internal Rate of Return (“IRR”) applicable to Properties Purchased Using Capital Contributions made pursuant to Additional Capital Commitments

(The calculation of the IRR shall take into account the amount and timing of all Capital Contributions of and distributions to Members with respect to Additional Properties and shall be determined in accordance with the rules contained in Exhibit 7-A)

Additional Property Incentive Distribution to Inland
After the IRR is 8% and until the IRR is 10%	5%
After the IRR is 10%	25%

For purposes of determining whether the IRR has been met hereunder, no Member shall be deemed to have received the amount of the Additional Property Incentive Distributions paid to Inland hereunder.  No amount paid by the Company to Inland as Additional Property Incentive Distribution is intended to constitute a fee or other remuneration for services.

(iii) Calculations of the Incentive Distribution made from time to time hereunder will be made on a cumulative basis determined separately as to the Initial Properties that are purchased using the Initial Capital Commitments and the Additional Properties that are purchased using the Additional Capital Contributions as follows:

(A)

After determination of the aggregate amount of the Initial Property Incentive Distribution payable at any time to Inland hereunder with respect to the Initial Properties, the Initial Property Incentive Distribution with respect to the Initial Properties, shall be adjusted as follows:  (A) the amount of the Initial Property Incentive Distribution payable to Inland shall be decreased by the amount of any and all Initial Property Incentive Distributions previously paid to Inland in connection with a Major Capital Event related to the Initial Properties, or (B) in the event that at any time hereafter the aggregate amount of the Initial Property Incentive Distribution to which Inland is entitled hereunder with respect to the Initial Properties is less than the amount which has previously been paid to Inland as Initial Property Incentive Distribution with respect to such Initial Properties, Inland shall pay to the Company the lesser of (i) the difference between the amount which has previously been paid to Inland and the lower amount to which Inland is entitled hereunder, or (ii) the amount of all Initial Property Incentive Distributions paid to Inland with respect to such Initial Properties (the “Initial Property Incentive Distribution Repayment”).   In all events, the aggregate amount of Initial Property Incentive Distribution which is paid to Inland from time to time hereunder with respect to the Initial Properties shall not exceed the cumulative amount of Initial Property Incentive Distribution as calculated after the most recent Major Capital Event related to the Initial Properties; provided, however, at Inland’s election, the Initial Property Incentive Distribution Repayment may be made by Inland from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow due to Inland from any source if it is reasonably expected that there will be such a distribution.

(B)

After determination of the aggregate amount of the Additional Property Incentive Distribution payable at any time to Inland hereunder with respect to the Additional Properties, the Additional Property Incentive Distribution with respect to the Additional Properties, shall be adjusted as follows:  (A) the amount of the Additional Property Incentive Distribution payable to Inland shall be decreased by the amount of any and all Additional Property Incentive Distributions previously paid to Inland in connection with a Major Capital Event related to the Additional Properties, or (B) in the event that at any time hereafter the aggregate amount of the Additional Property Incentive Distribution to which Inland is entitled hereunder with respect to the Additional Properties is less than the amount which has previously been paid to Inland as Additional Property Incentive Distribution with respect to such

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Additional Properties, Inland shall pay to the Company the lesser of (i) the difference between the amount which has previously been paid to Inland and the lower amount to which Inland is entitled hereunder, or (ii) the amount of all Additional Property Incentive Distributions paid to Inland with respect to such Additional Properties (the “Additional Property Incentive Distribution Repayment”).   In all events, the aggregate amount of Additional Property Incentive Distribution which is paid to Inland from time to time hereunder with respect to the Additional Properties shall not exceed the cumulative amount of Additional Property Incentive Distribution as calculated after the most recent Major Capital Event related to the Additional Properties; provided, however, at Inland’s election, the Additional Property Incentive Distribution Repayment may be made by Inland from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow due to Inland from any source if it is reasonably expected that there will be such a distribution.

(iv)

In the event that at any time hereafter the aggregate amount of the Initial Property Incentive Distribution or the Additional Property Incentive Distribution to be paid to Inland is greater than the amount of Net Extraordinary Cash Flow from an Initial Property or an Additional Property which is available to satisfy such Incentive Distribution, including, but not limited, as a result of the disposition of all of the Properties of the Company, then each Member shall repay to the Company upon demand on a pro rata basis such portion of the distributions previously made by the Company to such Member as shall be necessary to permit the Company to pay the Incentive Distribution which is due to Inland hereunder.

7.

The first sentence of Section 9.3(c) is deleted in its entirety and replaced with the following:

“Inland does hereby elect Barry Lazarus and James Kleifges to act on behalf of Inland on the Executive Committee (individually, an “Inland Executive Committee Member”, and collectively, the “Inland Executive Committee Members”) with Robert Walner designated as an alternative with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two Inland Executive Committee Members.”

8.

Paragraph A of Exhibit 3-A to the Agreement is hereby deleted in its entirety and replaced with the following:

“A.

Geographic Location:  The venture will target acquisitions in the Company’s target markets, in all cases, east of the Mississippi River, with a particular emphasis on the following markets: Major metropolitan markets located east of the Mississippi River (but not within 400 miles of Inland’s corporate headquarters in Oak Brook, Illinois), with initial emphasis on the markets in which Inland has established property management offices.  With respect to acquisitions made utilizing Capital Contributions made pursuant to Initial Capital Commitments, those areas are Atlanta, Charlotte, Orlando, Raleigh-Durham, Washington, D.C., Boston and Ft. Lauderdale.  No acquisitions will be made utilizing Capital Contributions made pursuant to Additional Capital Commitments in the following states:  Georgia, Florida, Alabama, Mississippi, Tennessee and Louisiana.”

9.

Paragraph I of Exhibit 3-A to the Agreement is hereby deleted in its entirety and replaced with the following:

“I.

Internal Rate of Return:  Expected IRR at acquisition (as determined by SAU)  (i) for each Initial Property acquired with Initial Capital Commitments of not less than an 11% levered IRR for the specific Property that is being presented based on Inland’s original underwriting, and (ii) for each Additional Property acquired with Additional Capital Commitments of not less than an 8% unlevered and 10% levered IRR for the specific Property that is being presented based on Inland’s original underwriting.”

10.

Paragraph J of Exhibit 3-A to the Agreement is hereby deleted in its entirety and replaced with the following:

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“J.

Leverage:  Acquisitions made utilizing Capital Contributions made pursuant to Initial Capital Commitments may have leverage up to 60% loan-to-value, interest only, at current market rates.  With respect to acquisitions made utilizing Capital Contributions made pursuant to Additional Capital Commitments, leverage may be up to 65% loan-to-value, interest only, at current market rates.”

11.

Except as expressly amended by this Amendment, the terms and provisions of the Agreement shall continue in full force and effect, are hereby ratified and confirmed in all respects and shall not be altered or in any way affected by the execution, delivery, or entry into effect of this Amendment; provided, however, that to the extent that the provisions of the Agreement and this Amendment directly conflict, the provisions of this Amendment shall control.

12.

This Amendment and the Agreement represent the complete and exclusive statement of the mutual understanding of the parties with respect to the subject matter hereof and supersede all previous and contemporaneous written and oral agreements and communications relating to the subject matter of this Amendment.

13.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed for all purposes to constitute one and the same instrument.

14.

This Amendment shall become effective as of the Amendment Effective Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written

MANAGER:

INLAND SOUTHEAST RETAIL REAL ESTATE MANAGER, L.L.C.

By: INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP, Manager

By: INLAND RETAIL REAL ESTATE TRUST, INC., Its General Partner

By:

Barry Lazarus, President

MEMBERS:

INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP

By: INLAND RETAIL REAL ESTATE TRUST, INC., Its General Partner

By:

Barry Lazarus, President

SPECIAL ACCOUNT – U, L.P.

By: HENDERSON GLOBAL INVESTORS, G.P., L.L.C., Its General Partner

By:

A.J. Richard, Vice President

EXECUTIVE COMMITTEE MEMBERS:

SAU EXECUTIVE COMMITTEE MEMBERS:

A.J. Richard

Carrie DeWees

INLAND EXECUTIVE COMMITTEE MEMBERS:

Barry Lazarus

James Kleifges